UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer
Identification No.)
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2008, Hana Biosciences, Inc. (the “Company”) entered into a new employment agreement (the “Agreement”) with Steven R. Deitcher, the Company’s President and Chief Executive Officer.

The Agreement provides for Dr. Deitcher’s employment as Chief Executive Officer for a term ending December 31, 2010, unless terminated earlier. The Agreement may be renewed for one or more additional one-year periods upon agreement by the parties. Dr. Deitcher will receive an initial annual base salary of $420,000, which amount will be reviewed by the board of directors at least annually and never decreased. Dr. Deitcher may also, at the discretion of the board of directors, receive an annual bonus in an amount targeted at 50% of his base salary based upon the achievement of specified Company goals approved by the board of directors, except that the bonus shall be equal to 70% of his base salary in the event the Company satisfies all specified goals in their entirety. Dr. Deitcher is eligible to participate in all benefits offered to the Company’s employees.

In the event Dr. Deitcher is terminated upon a “change of control,” as defined in the Agreement, he will receive (i) his then-current annualized salary and health insurance for a period of 12 months following the date of the termination, (ii) the maximum discretionary bonus (at the 70% targeted rate) for which he would have been eligible in the year of the termination, and (iii) an acceleration in the vesting of all options to purchase shares of the Company’s common stock then held by him. If Dr. Deitcher is terminated by the Company other than for “cause” or upon a “change of control,” as those terms are defined in the Agreement, or Dr. Deitcher terminates his employment for “good reason,” as defined in the Agreement, or if the Company elects not to renew the Agreement at the end of its term, then Dr. Deitcher will receive (x) his then-current annualized salary and health insurance for a period of 12 months following the date of the termination, (y) the maximum discretionary bonus (at the 50% targeted rate) for which he would have been eligible in the year of the termination, prorated for the number of months Dr. Deitcher was employed by the Company in the year of termination, and (z) an acceleration in the vesting of all of his stock options to provide for 12 additional months of vesting.

The Agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the Agreement for an indefinite period. The Agreement also contains non-solicitation and non-disparagement provisions extending until 12 months after the term of the Agreement.

This summary of the material terms of the Agreement is qualified by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:
	10.1	Employment Agreement by and between Hana Biosciences, Inc. and Steven R. Deitcher, dated June 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008

Hana Biosciences, Inc.

/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer

EXHIBIT INDEX

Hana Biosciences, Inc.
Form 8-K Current Report

Exhibit
Number	Description
10.1	Employment Agreement by and between Hana Biosciences, Inc. and Steven R. Deitcher, dated June 6, 2008.